Exhibit 99.1

Hortonworks Reports Third Quarter 2017 Revenue of $69.0 Million,

Up 45 Percent Year Over Year

Support Subscription Revenue Increased 64 Percent Year Over Year to $53.2 Million

SANTA CLARA, Calif.—November 2, 2017—Hortonworks, Inc.® (NASDAQ: HDP), a leading provider of global data management solutions, today announced financial results for the third quarter of 2017.

“Our record third quarter revenue of $69.0 million exemplified both strong enterprise demand for our platforms and our growing market share,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “We continue to execute in the field and invest in innovation while maintaining operational excellence. I am very excited about the R&D investments we have made in our new Hortonworks DataPlane Service, which will enable our customers to more quickly transform their infrastructure to meet changing business needs driven by the explosion of data.”

Third Quarter 2017 Financial Highlights

•	Revenue: Total GAAP revenue was $69.0 million for the third quarter of 2017, an increase of 45 percent compared to the third quarter of 2016.

•

Gross Profit: Total GAAP gross profit was $47.7 million for the third quarter of 2017, compared to $27.7 million for the same period last year. Non-GAAP gross profit was $49.7 million for the third quarter of 2017, compared to $29.1 million for the same period last year. GAAP gross margin was 69 percent for the third quarter of 2017, compared to 58 percent for the same period last year. Non-GAAP gross margin was 72 percent for the third quarter of 2017, compared to 61 percent for the same period last year.

•

Operating Loss: GAAP operating loss was $44.2 million for the third quarter of 2017, compared to $64.4 million for the same period last year. Non-GAAP operating loss was $15.4 million for the third quarter of 2017, compared to $39.9 million for the same period last year. GAAP operating margin was negative 64 percent for the third quarter of 2017, compared to negative 135 percent for the same period last year. Non-GAAP operating margin was negative 22 percent for the third quarter of 2017, compared to negative 84 percent for the same period last year.

•

Net Loss: GAAP net loss was $45.4 million for the third quarter of 2017, or $0.67 per basic and diluted share, compared to a GAAP net loss of $64.7 million, or $1.10 per basic and diluted share, for the same period last year. Non-GAAP net loss was $16.6 million for the third quarter of 2017, or $0.24 per basic and diluted share, compared to a non-GAAP net loss of $40.2 million, or $0.68 per basic and diluted share, for the same period last year.

•

Deferred Revenue: Deferred revenue was $229.8 million as of September 30, 2017, a 24 percent increase over the $185.4 million reported as of December 31, 2016 and a 47 percent increase over the $156.8 million reported as of September 30, 2016.

•	Cash & Investments: Cash and investments totaled $63.2 million as of September 30, 2017, compared to $89.2 million as of December 31, 2016 and $95.6 million as of September 30, 2016.

•	Operating Cash: Operating cash used was $15.4 million for the third quarter of 2017, compared to $31.1 million for the same period last year.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•

Hortonworks Advances Global Data Management with Hortonworks DataPlane Service. In September, we announced Hortonworks DataPlane Service (Hortonworks DPS™), a solution that makes it simple to provision and operate distributed data systems, no matter what the use case, whether for data science, self-service analytics or data warehousing optimization. Governance capabilities are native and built on open source technologies such as Apache Atlas, which allow Hortonworks DPS users to enjoy easy access to trusted data available behind the firewall, in public cloud or in a combination. This enables organizations to get trusted lineage from source to destination, regardless of type or origin. Hortonworks DPS solves the struggle that data stewards, data engineers, architects, data scientists and analysts face as they contend with existing and new applications, diverse data types and data spread across several deployment environments. Additionally, IBM will integrate its IBM Unified Governance Platform with Hortonworks DPS. When used in tandem, clients will be able to define, implement and operate enterprise-wide governance programs that simplify compliance and analytics.

•

NEC and Hortonworks Expand Partnership to Deliver a Distributed Processing Platform for Big Data. In September, we announced an expansion of our strategic partnership with NEC Corporation (NEC) to deliver a Big Data processing platform. The companies are combining NEC’s Data Platform for Hadoop with Hortonworks Data Platform (HDP®), which will allow enterprise customers to process structured and unstructured data in a single platform. NEC will introduce and market the Big Data platform solution globally with support from Hortonworks.

•

Hortonworks Introduces Real-Time Cybersecurity Threat Detection with Extensible Open Data Models. In September, we announced the general availability of Hortonworks Cybersecurity Platform (HCP) powered by Apache Metron. HCP visualizes diverse, streaming security data at scale to aid security operations centers in detecting and responding to threats. The open source platform is already being used by enterprises to detect cyber threats in real time and build business value through security services.

•

DataWorks Summit Sydney Showcases Big Data and Analytics Use Cases Powered by Open Source. In September, we hosted DataWorks Summit/Hadoop Summit in Sydney. Now in its second year, attendees learned best practices for how open source technologies enable organizations to leverage all their data, on-premises and in the cloud, to drive predictive analytics, data science and artificial intelligence initiatives.

•

Hortonworks Announces Expanded Leadership Roles for Scott Gnau and Arun Murthy. In August, we announced expanded leadership roles for Scott Gnau and Arun Murthy. Scott Gnau’s new role awarded him direct responsibility for Hortonworks’ global engineering team, as well as the product management and support organizations. Co-founder Arun Murthy was named chief product officer and will lead engineering and research and development efforts across the Hortonworks portfolio.

Financial Outlook

As of November 2, 2017, Hortonworks is providing the following financial outlook for its fourth quarter and full year 2017:

For the fourth quarter of 2017, we expect:

Total GAAP revenue of $70.0 million.

GAAP operating margin between negative 65 percent and negative 60 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $28.0 million.

Non-GAAP operating margin between negative 25 percent and negative 20 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $28.0 million.

For the full year of 2017, we expect:

Total GAAP revenue of $257.0 million.

GAAP operating margin between negative 80 percent and negative 75 percent, which includes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $108.0 million.

Non-GAAP operating margin between negative 38 percent and negative 33 percent, which excludes stock-based compensation and related expenses and amortization of purchased intangibles of approximately $108.0 million.

GAAP operating margin outlook includes estimates of stock-based compensation and related expenses and amortization of purchased intangibles in future periods and assumes, among other things, the occurrence of no additional acquisitions, investments or restructuring and no further revisions to stock-based compensation and related expenses.

Third Quarter 2017 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast today to discuss the Q3 2017 results, Q4 2017 and FY 2017 outlook and related matters at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Thursday, November 2, 2017. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement Regarding Use of Non-GAAP Financial Measures

Hortonworks reports non-GAAP results for gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share and expenses in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Hortonworks’ financial measures under GAAP include stock-based compensation expense, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP cost of revenue is calculated as GAAP cost of revenue less stock-based compensation expense. Management believes non-GAAP cost of revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information to help compare our recurring core business operating results over multiple periods.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Management believes that non-GAAP gross margin offers investors useful supplemental information in evaluating our ongoing operational performance, and will help investors better understand our underlying business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP cost of revenue and operating expense adjustments. The Company believes that non-GAAP operating loss is a useful metric for management and investors because it excludes the effect of stock-based compensation expense, acquisition-related retention bonus, amortization of intangibles and other nonrecurring items so that our management and investors have a greater visibility to the underlying performance of the business operations.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by GAAP revenue. Management believes that non-GAAP operating margin offers investors useful supplemental information in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information to help identify trends in our underlying business and perform related trend analyses.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted-average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information, and will help investors better understand our performance and return to shareholders.

Use of Forward-Looking Statements

This press release contains “forward-looking statements” regarding our performance within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding our expectations, goals or intentions regarding future performance, expenses or activity in international markets, including the forward-looking statements, in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 15, 2017, our Quarterly Report on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017 filed on May 9, 2017 and August 8, 2017, respectively, or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

All forward-looking statements in this press release are made as of the date hereof, based on information available to us as of the date hereof, and we undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is a leading provider of enterprise-grade, global data management platforms, services and solutions that deliver actionable intelligence from any type of data for over half of the Fortune 100. Hortonworks is committed to driving innovation in open source communities, providing unique value to enterprise customers. Along with its partners, Hortonworks provides technology, expertise and support so that enterprise customers can adopt a modern data architecture. For more information, visit www.hortonworks.com.

Hortonworks, HDP, DPS and DataPlane Service are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions. For more information, please visit www.hortonworks.com. All other trademarks are the property of their respective owners.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Support subscription and professional services revenue:
Support subscription	$53,198	$32,468	$141,088	$91,120
Professional services	15,803	15,055	45,716	41,382

Total support subscription and professional services revenue	69,001	47,523	186,804	132,502
Cost of revenue:
Support subscription	8,765	6,400	22,148	17,181
Professional services	12,578	13,375	37,517	37,011

Total cost of revenue	21,343	19,775	59,665	54,192

Gross profit	47,658	27,748	127,139	78,310
Operating expenses:
Sales and marketing	48,176	48,807	148,921	137,065
Research and development	24,533	26,028	77,518	73,633
General and administrative	19,125	17,298	53,744	61,592

Total operating expenses	91,834	92,133	280,183	272,290

Loss from operations	(44,176)	(64,385)	(153,044)	(193,980)
Other (expense) income, net	(786)	(10)	(2,134)	87

Loss before income tax expense	(44,962)	(64,395)	(155,178)	(193,893)
Income tax expense	406	291	1,101	742

Net loss	$(45,368)	$(64,686)	$(156,279)	$(194,635)

Net loss per share of common stock, basic and diluted	$(0.67)	$(1.10)	$(2.41)	$(3.47)

Weighted-average shares used in computing net loss per share of common stock, basic and diluted	67,920,575	59,018,867	64,747,020	56,141,354

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2017	December 31, 2016
ASSETS
Current assets:
Cash and cash equivalents	$53,877	$53,332
Short-term investments	9,351	31,764
Accounts receivable, net	80,229	82,368
Prepaid expenses and other current assets	8,311	4,831

Total current assets	151,768	172,295
Property and equipment, net	17,873	19,381
Long-term investments	—	4,084
Goodwill	34,333	34,333
Intangible assets, net	2,464	3,121
Other assets	3,697	1,306
Restricted cash	1,292	1,316

Total assets	$211,427	$235,836

LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
Current liabilities:
Accounts payable	$5,730	$6,749
Accrued compensation and benefits	17,548	17,978
Accrued expenses and other current liabilities	7,826	11,752
Deferred revenue	151,622	129,840

Total current liabilities	182,726	166,319
Long-term deferred revenue	78,164	55,550
Other long-term liabilities	1,642	2,605

Total liabilities	262,532	224,474

Stockholders’ (deficit) equity:
Preferred stock, par value of $0.0001 per share—25,000,000 shares authorized; none issued or outstanding as of September 30, 2017 and December 31, 2016	—	—
Common stock, par value of $0.0001 per share—500,000,000 shares authorized; 69,548,047 shares issued and 69,412,878 shares outstanding as of September 30, 2017 and 61,161,029 shares issued and 61,122,863 shares outstanding as of December 31, 2016	8	7
Additional paid-in capital	808,769	714,960
Accumulated other comprehensive loss	(410)	(1,063)
Accumulated deficit	(859,472)	(702,542)

Total stockholders’ (deficit) equity	(51,105)	11,362

Total liabilities and stockholders’ (deficit) equity	$211,427	$235,836

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(45,368)	$(64,686)	$(156,279)	$(194,635)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,289	1,949	6,524	5,237
Amortization of premiums from investments	66	203	263	721
Amortization of intangible assets	221	222	657	660
Stock-based compensation expense	28,533	24,220	79,155	75,560
Impairment of promissory note and related interest receivable	—	—	—	717
Loss on early exit of lease	—	—	349	—
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	382	102	1,316	105
Provision for losses on accounts receivable	102	(34)	102	409
Other	73	(25)	222	(75)
Changes in operating assets and liabilities:
Accounts receivable	(3,654)	(16,508)	4,303	(24,367)
Prepaid expenses and other current assets	(1,247)	431	(3,613)	(557)
Other assets	(1,668)	140	(2,318)	(57)
Accounts payable	(2,825)	(2,661)	(1,350)	4,108
Accrued expenses and other current liabilities	(2,540)	916	(4,261)	(543)
Accrued compensation and benefits	(1,395)	(139)	(735)	2,901
Deferred revenue	11,995	24,898	40,363	49,663
Other long-term liabilities	(347)	(167)	(801)	(742)

Net cash used in operating activities	(15,383)	(31,139)	(36,103)	(80,895)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(1,304)	—	(1,304)	(80,519)
Proceeds from sales of investments	—	—	—	7,316
Proceeds from maturities of investments	8,265	32,341	27,565	73,320
Purchases of property and equipment	(2,198)	(3,790)	(4,401)	(11,065)
Change in restricted cash	—	(11)	26	(11)

Net cash provided by (used in) investing activities	4,763	28,540	21,886	(10,959)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock	9,397	2,969	14,985	8,821
Tax withholding shares	(610)	(377)	(1,172)	(474)
Payment of contingent consideration related to an acquisition	—	—	—	(1,625)
Payment of acquisition-related liability	—	(1,875)	—	(1,875)
Payments of capital lease liability	(108)	(39)	(311)	(103)
Payment of fees for line of credit	(27)	—	(79)	—
Proceeds from follow-on public offering, net of issuance costs	—	—	—	87,233

Net cash provided by financing activities	8,652	678	13,423	91,977

Effect of exchange rate changes on cash and cash equivalents	387	(65)	1,339	(41)
Net (decrease) increase in cash and cash equivalents	(1,581)	(1,986)	545	82
Cash and cash equivalents—Beginning of period	55,458	37,816	53,332	35,748

Cash and cash equivalents—End of period	$53,877	$35,830	$53,877	$35,830

Hortonworks, Inc.

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Non-GAAP Gross Profit and Margin:
Gross profit	$47,658	$27,748	$127,139	$78,310
Stock-based compensation expense	2,090	1,332	5,489	4,107

Non-GAAP gross profit	$49,748	$29,080	$132,628	$82,417

Gross margin percentages:
GAAP	69%	58%	68%	59%
Non-GAAP	72%	61%	71%	62%
Non-GAAP Operating Loss and Margin:
Operating loss	$(44,176)	$(64,385)	$(153,044)	$(193,980)
Stock-based compensation expense	28,533	24,220	79,155	75,560
Impairment of promissory note and related interest receivable	—	—	—	717
Loss on early exit of lease	—	—	349	—
Amortization of intangible assets	221	222	657	660
Litigation expense	—	—	—	600

Non-GAAP operating loss	$(15,422)	$(39,943)	$(72,883)	$(116,443)

Operating margin percentages:
GAAP	(64)%	(135)%	(82)%	(146)%
Non-GAAP	(22)%	(84)%	(39)%	(88)%
Non-GAAP Net Loss and Net Loss per Share:
Net loss	$(45,368)	$(64,686)	$(156,279)	$(194,635)
Stock-based compensation expense	28,533	24,220	79,155	75,560
Impairment of promissory note and related interest receivable	—	—	—	717
Loss on early exit of lease	—	—	349	—
Amortization of intangible assets	221	222	657	660
Litigation expense	—	—	—	600

Non-GAAP net loss	$(16,614)	$(40,244)	$(76,118)	$(117,098)

Weighted-average shares	67,920,575	59,018,867	64,747,020	56,141,354
Non-GAAP net loss per share	$(0.24)	$(0.68)	$(1.18)	$(2.09)
Stock-based compensation expense by function:
Cost of revenue	$2,090	$1,332	$5,489	$4,107
Sales and marketing	10,011	7,650	26,606	19,308
Research and development	9,463	9,810	30,401	26,392
General and administrative	6,969	5,428	16,659	25,753

Stock-based compensation expense	$28,533	$24,220	$79,155	$75,560

For Additional Information Contact:

Reuben Gallegos

VP, Investor Relations and Corporate Development

rgallegos@hortonworks.com